SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 9, 2000

                           NEBCO EVANS HOLDING COMPANY
             (Exact Name of Registrant as Specified in its Charter)



      DELAWARE                        333-33223                 06-1444203
 (State or other             (Commission File Number)         (IRS Employer
  jurisdiction of                                         Identification Number)
  incorporation)


                               545 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830
               (Address of principal executive offices) (zip code)

                                 (203) 422-3000
 -----------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

Under an agreement approved by the Bankruptcy Court on May 9, 2000, AmeriServe Food Distribution, Inc. and Burger King Corporation have completed a plan to transition AmeriServe's distribution services to other distributors. As previously disclosed, AmeriServe will discontinue service to the Burger King system by July 2000.

Further, Tricon Global Restaurants, Inc. and Burger King Corporation have reached an agreement regarding the $150 million Debtor-in Possession credit facility they jointly made available to AmeriServe following its Chapter 11 Bankruptcy filing on January 31, 2000. Under the new agreement, Tricon will assume the full $150 million commitment, as Burger King will buy out the unfunded portion of its $50 million share of the commitment and assign the funded portion to Tricon. As of the end of April 2000, approximately $80 million of the total commitment had been funded. Burger King will continue to purchase inventory for its restaurants directly from suppliers until the transition of service has been completed.

AmeriServe continues to work closely with Tricon and Long John Silver's to ensure steady product flow from suppliers to their system restaurants through AmeriServe's distribution network. Tricon will continue to purchase inventory for its U.S. system restaurants directly from suppliers during the bankruptcy process.

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These statements reflect management's expectations and are based upon currently available data; however, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)               Financial statements of businesses acquired.

                  Not Applicable

(b)               Pro forma financial information.

                  Not Applicable

(c)               Exhibits.

                  Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                        NEBCO EVANS HOLDING COMPANY


                                        By:     /s/ KEVIN J. ROGAN
                                                -------------------------------
                                        Name:   Kevin J. Rogan
                                        Title:  Vice President and
                                                Secretary


Date:  May 11, 2000